As filed with the Securities and Exchange Commission on October 10,2002


                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (date of earliest event reported): October 1, 2002


                      GLOBUS INTERNATIONAL RESOURCES CORP.
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             (Exact name of registrant as specified in its charter)


           NEVADA                      0-24709                    88-0203697
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(State or other jurisdiction of      (Commission               (IRS Employer
        incorporation)               File Number)            Identification No.)


80 Wall Street, Suite 518       New York, NY                           10001
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(Address of principal executive offices)                            (Zip Code)


       Registrant's telephone number, including area code: (212) 558-6100
                                                          ----------------


                                 Not Applicable
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          (Former name or former address, if changed since last report)
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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

The Registrant has entered into a Letter of Intent for the acquisition of 100% of the capital stock of three foreign corporations in exchange for such number of shares of the Registrant's common stock as shall equal eighty (80%) percent of the Registrant's total issued and outstanding shares. This transaction, when completed, will result in a change in control of Registrant in that the shareholders of the three foreign companies will own the majority of the Registrant's capital stock.

The three companies, with a brief description of their activities, are:

1. OOO Essentuki is a Russian corporation engaged in manufacturing operations in three diverse areas. This company's principal operations center around its water bottling division which bottles the mineral waters found in the Kislovodsk area of Russia. This plant currently operates two production lines, with a combined capacity of 12,000 bottles per hour, on three-shift per day basis for a total daily output of approximately 240,000 bottles of water. Based upon its most recent year of operations, on an unaudited basis, this division had sales in 2001 of approximately $86.4 Million. The company's second division centers around an alcohol production plant that produces pure alcohol used as filler for the production of spirits. This division has an annual production of approximately 600,000 liters of alcohol with sales of approximately $7.9 Million in 2001. The company's third division is a food processing plant that specializes in the production of eggplant paste and canned meat. Production rates have been approximately 300,000 cans of eggplant paste and 500,000 cans of meat annually. Total annual sales were approximately $8.5 Million in 2001.

2. OOO ARMISYSTEM is located in the city of Voronezh, Russia. This company specializes in the production of medical equipment including blood droppers, infusion droppers (used primarily for military purposes in battlefield situations), catheters, containers for infusion solutions plasma and its components and others. This company has one subsidiary, OOO MEDPLAST, which is engaged in the publishing industry with a plant for the production of high quality offset prints, such as photographs, magazines, advertising brochures, etc. The company's total annual sales were approximately $80 Million in 2001.

3. OOO ELFARMI is located in Nalchik, Russia. This company operates a plant for the production of blood substitutes and patented medicines under license. A separate production line produces disposable syringes. This company had total sales of approximately $55 Million in 2001.

Management of the companies being acquired is expected to remain unchanged following the acquisition by Registrant.

Management believes that these acquisitions will substantially enhance the Registrant's overall business operations and is expected to add approximately $240 Million in revenues to the Registrant's existing revenues. The Letter of Intent is subject to formal agreements that are being negotiated at this time,

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completion of due diligence investigation and delivery of audited financial statements by the companies being acquired prepared according to US GAAP standards and in compliance with Regulation S-X under the Securities Act.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

Upon completion of the acquisition, Registrant will file the required audited financial statements for the acquired companies and pro forma financial statements. At this point, no estimate can be made as to when this transaction will be completed or when the required financial statements will be available. It must be remembered that as a first step the existing accounting for the companies to be acquired must be converted to US GAAP accounting. Registrant has been advised that the target companies are in the process of retaining a major accounting firm for the preparation of these statements.

EXHIBIT     DESCRIPTION
-------     -----------

99.1        Letter of Intent dated as of September 20, 2002;

99.2        Press Release, dated October 10,2002, issued by Registrant.


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

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  GLOBUS INTERNATIONAL RESOURCES CORP.



                                  By:  /s/ Herman Roth
                                        ---------------------------------------
                                        Name: Herman Roth
                                        Title:  Vice Chairman



Dated: October 10, 2002

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

                                  EXHIBIT INDEX


EXHIBIT     DESCRIPTION
-------     -----------

99.1        Letter of Intent dated as of September 20, 2002;

99.2        Press Release, dated October 10, 2002, issued by Registrant.


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